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                                MERGER AGREEMENT
                                ----------------

         This Agreement of Merger is made this 18th day of December, 2000, by and between Sweets and Eats, Inc., a Florida corporation with its principal place of business at 1008 Royal Aberdeen Way, Orlando, FL 32828 ("the Surviving Corporation"), and Safe Transportation Systems, Inc., a Wyoming corporation with its principal place of business at 3873 Airport Way, 1 Suite B, Bellingham, WA 98226 ("the Absorbed corporation").

                                    RECITALS
                                    --------

         1. Safe Transportation Systems, Inc., ("STS" is a corporation duly organized and existing under the laws of the State of Wyoming, with its principal place of business at 3873 Airport Way, I Suite B, Bellingham, WA 98226.

         2. STS has a capitalization of 50,000,000 shares of common stock having a par value of $0.001 per share and 5,000,000 preferred shares, of which 12,000,000 common shares are issued and outstanding.

         3. Sweets and Eats, Inc. ("SAE") is a corporation duly organized and existing under the laws of the State of Florida, with its principal place of business at 1008 Royal Aberdeen Way, Orlando, FL, 32828.

         4. SAE has a capitalization of 50,000,000 authorized shares of common stock, having a par value of 5.001 per share, of which 4,000,000 shares are issued and outstanding.

         5. The boards of directors of the constituent corporations deem it desirable and ill the best interests of the corporations and their shareholders that STS be merged into SAE, in accordance with Florida Statute 607.1101 in order that the corporation qualify as a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code and Florida Statute 607, l101.

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         In  consideration of the mutual  covenants,  and subject to the terr118 and conditions hereinafter set forth, tile constituent corporations agree as follows:

                             SECTION ONE - MERGER
                             --------------------

         6. STS shall merge into SAE, which shall be the surviving corporation.

                       SECTION TWO - TERMS AND CONDITIONS
                        ---------------------------------

         7. On tire effective date of the merger, the separate existence of the absorbed corporation shall cease, and the surviving corporation shall succeed to all the rights, privileges, immunities, and franchises, and all the property: real, personal, and mixed, of the absorbed corporation, without the necessity for any separate transfer. The surviving corporation shall thereafter be responsible and liable for all liabilities and obligations of the absorbed corporation, and neither the rights of creditors nor any liens on the property of the absorbed corporation shall be impaired by the merger.

         8. On the effective date, the separate existence of STS shall cease, and SAE, shall be fully vested in STS's rights, priviledges, immunities, powers and 6anchiscs, subject to its restrictions, liabilities, disabilities, and duties, all as more particularly set forth in Florida Statute 607.1106.

         9. If at any time after tile effective date SAE shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this agreement, the appropriate officers of SAE or STS, as the case may be, whether past or remaining in office, shall execute arid deliver, upon the request of SAE, arty arid all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to vest, perfect, confirm, or record such title thereto in SAE or to otherwise carry out the provisions of this agreement.

         10.   After  tile   effective   date  of  the   merger,   each   holder
of certificates for shares of STS


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shall  surrender  them to SAE ill such manner as SAE shall legally  require . On receipt of such certificates, SAE shall issue and exchange therefor certificates for shares of SAE, representing the number of shares of such stock to which such holder is entitled as provided for herein. Holders of certificates of shares of SAE shall not be entitled to dividends payable on shares of stock in the surviving corporation until certificates have been issued to such shareholders. Thereafter, each such shareholder shall be entitled to receive any dividends on shares of the surviving corporation issuable to them hereunder that may have been declared and paid between the effective date of the merger and the issuance to such shareholder of the certificate for such shares in tire surviving corporation.

                      SECTION THREE - CONVERSION OF SHARES
                      ------------------------------------

         11.The manner and basis of converting the shares of the absorbed corporation into shares of the surviving corporation is as follows:

         A. With each share of STS owned prior to the Merger, such shareholder will receive one share of SAE.

         B. All shares of SALE stock into which shares of STS stock shall have been converted and become exchangeable for pursuant to this agreement shall, be deemed to have been paid in full satisfaction of such converted shares.

         C. Fractional shares of SAE stock will not be issued. Former holders of STS stock who would be entitled to receive fractional shares of SAE on the effective date, if any, shall receive in lieu thereof cash in an amount determined as follows: one dollar ($ 1.00) for each fractional share. SECTION FOUR - ARTICLES OF INCORPOIZAT10N --

         12. The Articles of Incorporation of the surviving Corporation shall continue to be its Articles of Incorporation following the effective date of the merger.


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                             SECTION FIVE - BY-LAWS
                             ----------------------

13. Tile by-laws of the surviving corporation shall continue to be its bylaws following the effective date of tile merger.

                      SECTION SIX - DIRECTORS AND OFFICERS
                      ------------------------------------

14. The directors and officers of the surviving corporation as of tile date of tire merger, shall be:

           James B. Long         President, Chief Executive Officer and Director

           Ian Pallett           Executive Vice President and Director

           Patrick Riebalkin     Vice President of New Product Development

           George Roy Long, Jr.  Director

                    SECTION SEVEN - APPROVAL OF SHAREHOLDERS
                    ----------------------------------------

         15. This agreement of merger shall be submitted for the approval of the shareholders of tile constituent corporations in tire manner provided by ,applicable law at meetings to be held at such time as the boards of directors of the constituent corporations may agree.

                         SECTION EIGHT - EFFECTIVE DATE
                         ------------------------------

         16. The effective date of this merger shall be the date when a certificate of merger is filed with the Florida Secretary of State.

                       SECTION NINE- ABANDONMENT OF MERGER
                       -----------------------------------

         17, This agreement of merger may be abandoned by action of the board of directors of either the surviving or the absorbed corporation at any time prior to the effective date oil the happening of either of the following events;

         A. If the merger is not approved by the shareholders of either of the constituent corporations, or


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         13. If, in the  judgment  of tire board of  directors  of either of the constituent corporations, the merger would be impracticable due to the number of dissenting shareholders asserting appraisal rights under applicable state law.

                      SECTION TEN - EXECUTION OF AGREEMENT
                      ------------------------------------

         18.  This   agreement  of  merger  maybe  executed  in  any  number  of counterparts, and each such counterpart shall constitute an original instrument. Facsimile signatures shall constitute original signatures.

         EXECUTED on behalf of the parties by their officers, and sealed with their corporate seals, respectively, pursuant to the authorization of their respective boards of directors oil the date first written above.


Safe Transportation Systems, Inc.


By: /s/ James B. Long
---------------------
        James B. Long, President


Sweets and Eats, Inc.

By: /s/ James H. Bailey
-----------------------
        James H. Bailey, President



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Safe Transportation Systems. Inc.        Sweets and Eats, Inc.

By: /s/ James B. Long                    By: /s/ James H. Bailey
---------------------                    -----------------------
        James B. Long, President                 James H. Bailey, President


STATE OF WASHINGTON

COUNTY OF (illegible)

         Sworn to and subscribed before me this _ day of December, 2000, by James B. Long, as President of Safe Transportation Systems, Inc. who is personally known to me or who provided an identification.


Commission Expires: April 4th, 2003         (NOTARY SEAL OMITTED)

By: /s/ Steven A. Sanford
-------------------------
        Steven A. Sanford
        Notary Public

STATE OF FLORIDA

COUNTY OF ORANGE

         Sworn to and subscribed before me this _ day of December, 2000. by James H. Bailey, as President of Sweets and Eats, Inc., who is personally known to me or who provided an identification.

Commission Expires:                         ----------------------
                                            Notary Public


                                            ----------------------
                                            Printed Name of Notary




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Seventh: This  certificate of merger is effective when is filed in the office of the Secretary of State of the State of Florida and the Secretary of State of Utah.

         WHEREFORE, the undersigned has caused this certificate to be executed this 18th day of December, 2000.

Safe Transportation Systems. Inc.        Sweets and Eats, Inc.

By: /s/ James B. Long                    By: /s/ James H. Bailey
---------------------                    -----------------------
        James B. Long, President                 James H. Bailey, President

STATE OF
COUNTY OF

         Sworn to and subscribed before me this day of December,  2000, by James
B. Long, as President of Safety Transportation Systems, Inc. who is personally known to me or who provided an identification.

Commission Expires:                         ----------------------
                                            Notary Public


                                            ----------------------
                                            Printed Name of Notary

STATE OF FLORIDA
COUNTY OF ORANGE

         Sworn to and subscribed before me this 19 day of December, 2000, by James H. Bailey, as President of Sweets and Eats, Inc., who is personally known to me or who provided an identification.




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Commission Expires: November 11, 2003             (NOTARY SEAL OMITTED)

By: /s/ Michael J. O'Derrick
-------------------------
        Michael J. O'Derrick
        Notary Public



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